Exhibit 4.32

GLOBAL SECURITY

FOR WARRANTS, SERIES 1

HSBC USA Inc.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF that certain Indenture dated as of MAY 16, 2016 (as IT MAY BE amended, modified or supplemented from time to time, the “Indenture”) between HSBC USA Inc. and Wells fargo bank, national association, as trustee (THE “TRUSTEE”, which TERM INCLUDES ANY SUCCESSOR TRUSTEE UNDER THE INDENTURE) AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITY REPRESENTED THEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HSBC USA INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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This certificate certifies that Cede & Co., as nominee for The Depository Trust Company, or registered assignees, is the holder of the number of Warrants specified below of HSBC USA Inc., a Maryland corporation (together with its successors and assigns, the “Company”). Upon exercise thereof, each Warrant entitles the holder thereof to receive from the Company, the amount of money, if any, pursuant to the terms of this Security and as described in the pricing supplement, term sheet or prospectus supplement attached hereto as Appendix A, including all prospectuses or other prospectus supplements (however titled) referenced therein (the “Prospectus”) on the date or dates specified in the Prospectus and subject to the terms specified herein and in the Prospectus. The terms and conditions of this Security as set forth in the Prospectus are hereby incorporated by reference in their entirety into this Security and binding upon the parties hereto; provided, however, that only the terms specified in the Prospectus that describe the rights of Holders of this Security or the rights and obligations of the Company with respect thereto, including all amounts due upon exercise of this Security, are incorporated as terms of this Security and no hypothetical examples, risk factors, historical information or other information provided in the Prospectus, shall be used to determine the terms of this Security. Payments shall be made by wire transfer to the registered owner from Paying Agent without the necessity of presentation and surrender of this Security.

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REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

NUMBER OF WARRANTS EVIDENCE BY THIS SECURITY: [ ]

CUSIP: [        ]

Dated: [         ]

HSBC USA INC.
(Issuer)

[SEAL]
By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

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(Reverse of Security)

This Security is one of a duly authorized issue of Warrants of the Company issued and to be issued in one or more series under the Indenture, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security (including terms specified in the Prospectus), the terms of this Security shall control. In the event of a conflict between the terms of the Prospectus and the terms of this Security, the terms of the Prospectus will control.

This Security is one of the series designated on the face hereof, limited to a number as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Securities designated on the face hereof. Capitalized terms used in this Security and not otherwise defined herein shall have the meanings set forth on the face hereof or in the Indenture. The aggregate number of Warrants evidenced by this Security is indicated on the face hereof.

The Company has appointed HSBC Bank USA, National Association at its office at 452 Fifth Avenue New York, NY 10018 Attn: Corporate Trust & Loan Agency as Paying Agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Company) and Security Registrar with respect to the Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in number of the Outstanding Securities of each series affected as described in the Indenture.

The Indenture also contains provisions permitting the Holders of not less than a majority in number of the Outstanding Securities of any series to, on behalf of the Holders of all the Securities of any such series, waive any past default under the Indenture with respect to such series and its consequences, with certain exceptions. Upon any such waiver, such default shall cease to exist, and any Event of Default (as defined in the Indenture) arising therefrom shall be deemed to have been cured, for every purpose of the Securities of such series under the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

No service charge will be made for any transfer or exchange of this Security except as provided in Section 3.04 or Section 3.06 of the Indenture. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of this Security, other than those expressly provided in the Indenture to be made at the Company’s own expense or without expense or without charge to the Holders.

The Warrants evidenced by this certificate are unsecured contractual obligations of the Company and will rank on a parity with all of the other unsecured contractual obligations of the Company and all of the other unsecured and unsubordinated senior indebtedness of the Company, in each case present and future, except for such obligations as are preferred by operation of law. This Security is not a deposit liability of the Company and is not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

No provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the money due on the Warrants at the time, and place, and in the coin or currency, prescribed herein and in the Prospectus unless otherwise agreed between the Company and the registered holder of this Security.

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All notices regarding this Security shall be sufficiently given to the registered holder of this Security by first class mail postage pre-paid to the holder of the Security as the holder’s name and address appear in the Security Register. In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

No right or remedy herein or in the Indenture conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or under the Indenture now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or any acquiescence therein.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its Authorized Officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code of assignee:

the within Security and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Security)

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APPENDIX A

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